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                                                                   EXHIBIT 10(b)

              MAGELLAN BEHAVIORAL HEALTH SHORT-TERM INCENTIVE PLAN
                           (Effective October 1, 1998)

PURPOSE

The purpose of Magellan Behavioral Health Short-Term Incentive Plan ("STIP" and/or the "Plan") is to reward employees for attaining key measures of success during the fiscal year and for contributing to the overall performance of Magellan Health Services, Inc. (the "Company").

Magellan Behavioral Health's STIP is funded in part by the financial performance of Magellan Behavioral Health relative to its targets for the fiscal year, and in part by the financial performance of the Company relative to its earnings per share target.

Any cash distribution to Magellan Behavioral Health employees under the STIP is contingent upon the attainment of performance measures by both the Company and Magellan Behavioral Health as outlined below.

DESCRIPTION OF THE PLAN

The Plan is designed to measure the success of Magellan Behavioral Health in achieving its financial targets as measured by cash flow. The STIP pool is funded by a combination of (1) Magellan Behavior Health's performance against its cash flow target, and (2) a measure of corporate earnings per share (EPS). Distribution of STIP awards to employees is determined by a combination of performance against corporate targets, business unit performance as applicable for non-corporate areas, the target bonus percentage assigned to the position, and individual performance for the plan year. The Plan is driven by the budgeted financial measures (the "Targets") approved by the Company's Board of Directors or by the Compensation Committee of such Board of Directors. Any short-term incentive available, in whole or in part, will be based upon the following additive factors:

     33 1/3 % -   Cash flows from operations including distributions from
                  joint ventures, excluding interest income, less capital expenditures.

     66 2/3 % -   Consolidated diluted EPS, excluding Charter franchise
                  revenues, cost report settlements, managed care integration costs and unusual items.

A significant, unexpected change in the operations and cash flows of Magellan Behavioral Health (e.g. acquisitions and/or divestitures) may result in an adjustment to the Targets. The Compensation Committee of the Board of Directors and CEO will determine which events, if any, should result in adjustments to the Targets.

DEFINITIONS

- UNUSUAL ITEMS - charges to earnings or non-recurring gains or losses that the Company has historically presented as non-operating charges in its consolidated


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     statement of operations. Examples include gains or losses on asset sales, insurance or legal settlements, office closure costs and related severance and asset impairments.

- MANAGED CARE INTEGRATION COSTS - charges to earnings related to Magellan Behavioral Health and Magellan Specialty Health mergers and acquisitions as historically presented in the Company's consolidated statement of operations. Examples of costs include severance, lease termination costs and outside consulting costs.

- CAPITAL EXPENDITURES - payments to acquire property, plant and equipment or the costs of developing internal-use software.

PLAN FUNDING

The Plan will be funded based on the level of actual results achieved compared to key financial targets. The Company must achieve 85% of the target established for consolidated diluted EPS, and Magellan Behavioral Health must achieve 90% of the target established for Cash Flows before any Plan funding occurs.

The following tables detail the amount of the STIP pool payable based on Consolidated Cash Flows and Consolidated Diluted EPS as described above:

                             CONSOLIDATED CASH FLOWS


LEVEL OF ACHIEVEMENT (% OF TARGET)         INCENTIVE POOL FUNDING (WEIGHTED 33 1/3%)
----------------------------------        ------------------------------------------
----------------------------------  ----  ------------------------------------------
                     less than 90%    =                                    0% FUNDED
----------------------------------  ----  ------------------------------------------
                        90% TO 94%    =       FUND AT -6% FOR EVERY 1% IN THIS RANGE
----------------------------------  ----  ------------------------------------------
           greater than 94% TO 97%    =       FUND AT -4% FOR EVERY 1% IN THIS RANGE
----------------------------------  ----  ------------------------------------------
greater than 97% TO less than 100%    =       FUND AT -2% FOR EVERY 1% IN THIS RANGE
----------------------------------  ----  ------------------------------------------
                              100%    =                                  100% FUNDED
----------------------------------  ----  ------------------------------------------
         greater than 100% TO 125%    =     100% PLUS 1% FOR EVERY 1% IN THIS RANGE,
                                           PROVIDED EPS ACHIEVEMENT IS 95% OR BETTER
----------------------------------  ----  ------------------------------------------


                            CONSOLIDATED DILUTED EPS


LEVEL OF ACHIEVEMENT (% OF TARGET)         INCENTIVE POOL FUNDING (WEIGHTED 66 2/3%)
----------------------------------         ------------------------------------------
----------------------------------  -----  ------------------------------------------
                     less than 85%    =                                     0% FUNDED
----------------------------------  -----  ------------------------------------------
                        85% TO 95%    =        FUND AT -2% FOR EVERY 1% IN THIS RANGE
----------------------------------  -----  ------------------------------------------
greater than 95% TO less than 100%    =        FUND AT -1% FOR EVERY 1% IN THIS RANGE
----------------------------------  -----  ------------------------------------------
                              100%    =                                   100% FUNDED
----------------------------------  -----  ------------------------------------------
         greater than 100% TO 125%    =       100% PLUS 2% FOR EVERY 1% IN THIS RANGE
----------------------------------  -----  ------------------------------------------


ALLOCATION OF SHORT-TERM INCENTIVE POOL

Magellan Behavioral Health corporate and staff departments will be allocated their respective portion of the STIP pool based on the factors and criteria noted above.

ELIGIBLE PARTICIPANTS

GENERAL:

- Eligibility for participation in the Plan is limited to regular full-time employees.


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-    Individual target bonus percentages are based on position level within
     Magellan Behavioral Health.

- Each participant's individual target STIP award is based on a percentage of his/her salary as of September 30, 1999.

MANAGEMENT EMPLOYEES:

- Only full-time active employees in a STIP eligible position hired by Magellan Behavioral Health prior to April 1, 1999 are eligible to participate in the fiscal year 1999 plan. Employees hired between October 1 and April 1, 1999 will receive a pro-rata portion of their award for partial year participation (number of semi-monthly pay periods of employment divided by twenty-four).

- Any person who becomes eligible through promotion for participation in the Plan after the start of the fiscal year shall also be eligible to receive a prorated portion of the annual bonus.

EXEMPT PROFESSIONAL, SUPERVISORY, AND NONEXEMPT EMPLOYEES:

- Employees in an exempt professional, supervisory, or nonexempt position will be eligible to participate based on their length of service per the following schedule:


            2 ore more years of service         100%
            1 to less than 2 years of service   50%
            less than 1 year of service         not eligible to participate


CONDITION OF PAYMENT

No incentive compensation will be paid to any employee if employment is terminated, whether voluntary or involuntary, prior to the actual payment date. However, the President and COO of Magellan Behavioral Health retains authority to make exceptions to the foregoing policy in unusual cases including, but not limited to, the death of an employee during the fiscal year or termination of employment due to total or partial disability or retirement with the consent of the Company.

Short-term incentive awards are payable to employees no later than two (2) business days after the Company files its Annual Report of Form 10-K with the Securities and Exchange Commission for the fiscal year ended September 30th and in no case later than December 31st unless an executed deferral election is made prior to the end of the plan year, in which case payment will be deferred to January 15th.

METHOD OF CALCULATION

Each eligible participant must meet the goals established by management. In order to receive a bonus, each participant must be recommended for all, part, none, or an amount greater than the bonus (up to 150% of target) by his or her direct supervisor, with the approval of the President and COO and subject to pool availability. Each participant's assigned bonus percentage of base pay corresponds to established targets set by management.
The various bonus target percentages are:

                             TARGET BONUS PERCENTAGE

            ---------------------         ----------------
                                           TARGET BONUS
            ---------------------         ----------------

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

                                            Target Bonus
            Level in Organization         % of Base Salary
            ---------------------         ----------------
            EVP & Above                      20 to 35%
            SVP                              20 to 35%
            RVP/LOU President                20 to 35%
            VP                               20 to 35%
            Director                         10 to 20%
            Manager                           8 to 10%
            Supervisor                        0 to 3%
            Nonexempt                         0 to 2%


Management may substitute stock options for a portion of the targeted cash payout.

Actual payments under the Plan are at the sole discretion of the President and COO of Magellan Behavioral Health depending on the financial condition and future prospects of the Company at the time payment is due.

INTERPRETATION, ADMINISTRATION AND DURATION

Any areas of question, interpretation, dispute, etc. concerning any area of this plan shall be governed by a Committee of Magellan Behavioral Health officers. The Committee is defined as the President and Chief Operating Officer, the Executive Vice President/CFO, the Executive Vice President of Corporate Resources, and the SVP of Human Resources. This plan shall be effective for the 1999 fiscal year beginning October 1, 1998. The Committee retains the authority to modify, repeal or discontinue the plan on a prospective or retrospective basis, for any reason.


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